                            Articles of Incorporation
                                       of
                                Computer Business
                                 Sciences, Inc.

                                       3.2

                          CERTIFICATE OF INCORPORATION

                                       OF
                        COMPUTER BUSINESS SCIENCES, INC.

                Under Section 402 of the Business Corporation Law



                  The undersigned, for the purpose of forming a corporation pursuant to the Business Corporation Law of the State of New York, does hereby certify and set forth:

                  FIRST:  The name of the corporation is:

                        COMPUTER BUSINESS SCIENCES, INC.

                  SECOND: The purposes for which the
corporation is formed are as follows:

                  To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any State official, department, board, agency or other body, without such consent or approval first being obtained.

                  For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law of the State of New York upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law, or in accordance with the provisions of any other statute of the State of New York.

                  THIRD: The office of the corporation
within the State of New York shall be located in the County of Queens.

                  FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

                  FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                              80-02 Kew Gardens Rd.
                              Kew Gardens, NY 11415





                  IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this 22nd day of December, 1995, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.




_____________________
Fred Larison
307 Hamilton St.
Albany, NY 12210

                    WAIVER OF NOTICE OF ORGANIZATION MEETING

                                       OF

                           COMPUTER BUSINESS SCIENCES

                  I, the undersigned, being the Sole Incorporator named in the Certificate of Incorporation of the above named corporation, do hereby agree and consent that the organization meeting thereof be held on the date and at the time and place stated below and hereby waive all notice of such meeting and of any adjournment thereof.



Place of Meeting:
Date of Meeting:
Time of Meeting:


                                                            ____________________
                                                            Sole Incorporator

                       MINUTES OF ORGANIZATION MEETING OF

                        COMPUTER BUSINESS SCIENCES, INC.

                  The undersigned, being the Sole Incorporator of this corporation, held an organization meeting at the date and place set forth below, at which meeting the following action was taken:

                  It was resolved that a copy of the Certificate of Incorporation, together with the receipt issued by the Department of State showing payment of the statutory organization tax and the date and payment of the fee for filing the original Certificate of Incorporation be appended to these minutes.

                  Bylaws regulating the conduct of the business and affairs of
the corporation, as prepared by                , counsel for the corporation,
were adopted and ordered appended hereto.

                  The persons whose names appear below were named as directors.

                  The Board of Directors was authorized to issue all of the unsubscribed shares of the corporation at such time and in such amounts as determined by the Board and to accept in payment, money or other property, tangible or intangible, actually received or labor or services actually performed for the corporation or for its benefit or in its formation.

                  The principal office of the corporation was fixed at


Dated at

the   day of       , 19

                                             -----------------------------------
                                             Sole Incorporator


                  The undersigned hereby accept their nomination as directors.

---------------------                                 --------------------------
Director's Name                                       Director's Signature


---------------------                                 --------------------------

---------------------                                 --------------------------

The following are appended to the minutes of this meeting:

Copy of the Certificate
of Incorporation, filed on
Receipt of Department of State
Bylaws

                             [NEW YORK STATE SEAL]
                               STATE OF NEW YORK

GEORGE E. PATAKI
    GOVERNOR




Y.S. DEPARTMENT OF STATE                                   162 WASHINGTON AVENUE
VISION OF CORPORATIONS AND STATE RECORDS                   ALBANY, NY 12231

                                 FILING RECEIPT
================================================================================


ENTITY NAME          :       COMPUTER BUSINESS SCIENCES, INC.

DOCUMENT TYPE        :       INCORPORATION (DOM. BUSINESS)          COUNTY: QUEE

SERVICE COMPANY      :       VANGUARD CORPORATE SERVICES       SERVICE CODE: 52*
================================================================================
FILED 12/22/1995  DURATION:PERPETUAL  CASH #: 951222000536  FILM #: 95122200049X

ADDRESS FOR PROCESS                                                   EXIST DATE
-------------------                                                   ----------
THE CORPORATION                                                       12/22/199X
144-15 UNION TURNPIKE
FLUSHING, NY 11367

REGISTERED AGENT
----------------

                        [NEW YORK STATE DEPARTMENT SEAL]

   STOCK:      200 PNV



================================================================================
  FILER                            FEES           160.00    PAYMENTS  160.00
  -----                            ----                     --------
  GLENN H. BANK, ESQ.              FILING    :    125.00    CASH  :     0.00
  299 BROADWAY                     TAX       :     10.00    CHECK :     0.00
                                   CERT      :      0.00    BILLED:   160.00
  NEW YORK, NY 10007               COPIES    :      0.00
                                   HANDLING  :     25.00    REFUND:     0.00
                                                            ------
================================================================================
OS-1025 (11/89)